AMENDMENT
TO
EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”), is effective as of the 3rd day of January 2012, by and between FORTRESS INTERNATIONAL GROUP, INC., a Delaware corporation (f/k/a Fortress America Acquisition Corporation) (the “Company”), and Gerard J. Gallagher (the “Executive”).  Each of the Company and Executive are hereinafter individually referred to as a “Party,” and collectively as the “Parties”.

EXPLANATORY STATEMENTS

The Parties are all of the parties to that certain Executive Employment Agreement effective as of January 19, 2007, as amended by Amendment No. 1, dated August 26, 2008, and further amended by the Amendment to Executive Employment Agreement effective as of February 28, 2010 (collectively, the “Employment Agreement”).  The Parties desire to amend certain terms and conditions set forth in the Employment Agreement, all as further described and set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Amendments to Employment Agreement.  Section 3.1 is hereby deleted in its entirety and the following is substituted in lieu thereof:

3.1.           Base Salary.  The Executive’s current annual base salary is One Hundred Seventy-Five Thousand Dollars ($175,000) (“Base Salary”), paid in approximately equal installments bi-weekly.  The Company will review the Executive’s Base Salary on December 31 of each year of the Employment Period in order to determine, in the sole discretion of the Board or the Compensation Committee of the Board, whether any adjustments to the Base Salary need to be made based on factors approved by the Board, which may include the Executive’s individual performance, the financial results and condition of the Company as of and for the recent fiscal year, and the Company’s projected financial performance and profitability.  In no event shall the Executive’s Base Salary be reduced below the amount paid in the preceding year without the prior written consent of the Executive.

2.           Effect of Amendment.  Except as otherwise expressly provided herein, all provisions of the Employment Agreement shall remain in full force and effect.  This Amendment and the Employment Agreement contain the entire understanding of the Parties with respect to the subject matter hereof and thereof, and supersede all prior oral or written communications, agreements and understandings between the Parties with respect to the subject matter hereof and thereof.  This Amendment is intended to modify the provisions of the Employment Agreement; in the event that there is a conflict between the terms of this Amendment and the Employment Agreement, the Parties intend that the provisions of this Amendment should govern their respective rights and obligations.

3.           Miscellaneous.  The Explanatory Statements form a material basis for this Amendment and are expressly incorporated herein and made a part hereof.  All capitalized terms not otherwise defined in this Amendment shall have the meanings assigned to them in the Employment Agreement.  All questions concerning the construction, validity, and interpretation of this Amendment and the performance of the obligations imposed by this Amendment will be governed by the laws of the State governing the Employment Agreement, without reference to any conflict of laws rules that would apply the laws of another jurisdiction.  This Amendment may be executed simultaneously in multiple counterparts, each of which will be deemed to be an original copy of this Amendment and all of which together will be deemed to constitute one and the same agreement.  The exchange of copies of this Amendment and of signature pages by facsimile transmission or e-mail delivery of a .pdf format data file shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment and signature pages thereof for all purposes.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the day and year first written above.

COMPANY:	EXECUTIVE:

FORTRESS INTERNATIONAL GROUP, INC.

By:	/s/ Anthony Angelini	/s/ Gerard J. Gallagher
Name:	Anthony Angelini	Gerard J. Gallagher
Title:	Chief Executive Officer